                                                                    Exhibit 99.1



Contact :  Laura Graves, (408) 944-1817, ir@stratexnet.com

FOR IMMEDIATE RELEASE

                           STRATEX NETWORKS ANNOUNCES
                FIRST QUARTER FISCAL YEAR 2004 FINANCIAL RESULTS

SAN JOSE, CALIF., JULY 23, 2003 - - Stratex Networks, Inc. (NASDAQ: STXN), a leading independent provider of wireless transmission solutions, today reported financial results for the first quarter of fiscal year 2004, ended June 30, 2003. Net sales in the first quarter of fiscal year 2004 totaled $36.0 million compared to $49.3 million reported in the first quarter of fiscal year 2003. Net loss in the first quarter of fiscal year 2004 was $3.4 million or $0.04 per share, compared to a net loss of $22.9 million or $0.28 per share reported in the first quarter of fiscal year 2003. Excluding a $3.6 million benefit related to the favorable resolution of a previously reserved legal claim, net loss in the first quarter of fiscal year 2004 was $6.9 million or $0.08 per share.

         Stratex Networks received $41.8 million in orders during the first quarter. The backlog as of June 30, 2003 was $41 million.

         "Customer activity increased during the first quarter of fiscal 2004, resulting in a 4% sequential increase in new orders," stated Chuck Kissner, Chairman & CEO of Stratex Networks. "As previously announced, the delay in the issuance of a letter of credit for a large shipment to one customer impacted revenue for the quarter."

         Stratex Networks recently held a new product seminar in conjunction with its annual meeting. The seminar showcased Eclipse(TM), the first microwave radio platform optimized for building networks, rather than just links. Eclipse is designed to provide a scaleable capacity architecture with minimal hardware swap-outs, and a range of flexible capacity and interface choices to meet current and future customer requirements. According to Mr. Kissner, development of Eclipse is on schedule for initial commercial shipments before the end of the current fiscal year ending March 31, 2004.

PAGE 2-2-2
STRATEX NETWORKS, INC. REPORTS FIRST QUARTER
FISCAL YEAR 2004 FINANCIAL RESULTS

         "The company is well on its way to achieving another `first' in the microwave segment of the wireless industry," continued Kissner. "Customer interest in our new product platform is highly encouraging. As the wireless industry continues to face market challenges and competitive pressure, we are increasingly confident that the combination of our streamlined company infrastructure and new product platform will position Stratex Networks for long-term profitability and value generation."

                  A conference call with company management will follow this announcement at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Investors are invited to listen to the call live via the Internet at http://www.stratexnet.com/. Investors can listen via telephone by dialing (877) 543-9372 domestic or (706) 643-3737 international and entering conference identification number 1537194. A telephone replay using the same conference identification number will be accessible at (800) 642-1687 domestic or (706) 645-9291 international beginning approximately two hours after conclusion of the live call. The Internet link and telephone replay will be available for a period of two weeks following the conference call.

         ABOUT STRATEX NETWORKS: With its broad product offering and worldwide sales and support organization, Stratex Networks is strategically positioned to serve wireless high-capacity transmission technology needs in a global environment. Since it was founded in 1984, Stratex Networks has achieved international recognition for quality, innovation, and technical superiority in delivering data, voice, and video communication systems, including comprehensive service and support. Additional information is available at www.stratexnet.com.

         SAFE HARBOR STATEMENT: This press release contains statements that qualify as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, including statements relating to the Company's expectations regarding initial commercial shipments of the Eclipse, market acceptance of the Eclipse and the Company's positioning for long-term profitability and value generation. These forward-looking statements are based on current expectations and the Company assumes no obligation to update this information. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain risk factors including unexpected delays in the schedule for initial commercial shipments of Eclipse, negative trends in the general economic condition of the worldwide economy, order cancellations, postponements in product deliveries resulting in delayed revenue recognition, increased competition, downward pressures on the price of the Company's products and services and the introduction of competing products and technologies. In addition, orders and backlog are not necessarily indicative of revenue in any future period. For a further discussion of these and other factors that impact the Company's business in general, see the information provided under the heading "Factors That May Affect Future Financial Results" in the Company's Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission on May 19, 2003.

                              --Tables to follow--

PAGE 3-3-3
STRATEX NETWORKS, INC. REPORTS FIRST QUARTER
FISCAL YEAR 2004 FINANCIAL RESULTS



                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                 JUNE 30,     MARCH 31,
                                                  2003          2003
                                                --------      --------
ASSETS
Cash and short-term investments                 $ 84,819      $ 90,182
Accounts receivable, net                          25,633        31,072
Inventories                                       21,502        20,307
Other current assets                              13,366        14,032
                                                --------      --------
     Total current assets                        145,320       155,593
Property & equipment, net                         28,763        28,836
Other assets                                         361           356
                                                --------      --------
     Total assets                               $174,444      $184,785
                                                ========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                $ 20,626      $ 23,095
Other current liabilities                         24,763        29,745
                                                --------      --------
     Total current liabilities                    45,389        52,840
Other long-term liabilities                       18,173        19,145
                                                --------      --------
        Total liabilities                         63,562        71,985
                                                --------      --------
Stockholders' equity                             110,882       112,800
                                                --------      --------
Total liabilities and stockholders' equity      $174,444      $184,785
                                                ========      ========


                                  --continued--

PAGE 4-4-4
STRATEX NETWORKS, INC. REPORTS FIRST QUARTER
FISCAL YEAR 2004 FINANCIAL RESULTS


                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                                  JUNE 30,
                                                             2003            2002
                                                           --------       --------
Net sales                                                  $ 35,967       $ 49,319
Cost of sales                                                28,621         38,769
                                                           --------       --------
Gross profit                                                  7,346         10,550
                                                           --------       --------
Operating expenses:
    Research and development                                  3,886          3,622
    Selling, general and administrative                      10,506         14,596
    Restructuring and other charges (credits)                (3,550)        14,173
                                                           --------       --------
Total operating expenses                                     10,842         32,391
                                                           --------       --------
Loss from operations                                         (3,496)       (21,841)
    Other income (expense)                                       52           (225)
                                                           --------       --------
Loss before income taxes                                     (3,444)       (22,066)
    Provision (benefit) for income taxes                        (69)           797
                                                           --------       --------
Net loss                                                   ($ 3,375)      ($22,863)
                                                           ========       ========
Basic and diluted net loss per share                       ($  0.04)      ($  0.28)
Basic and diluted weighted average shares outstanding        82,810         82,380


                                  --continued--

PAGE 5-5-5
STRATEX NETWORKS, INC. REPORTS FIRST QUARTER
FISCAL YEAR 2004 FINANCIAL RESULTS


             RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES*
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED
                                                        JUNE 30, 2003
                                                     ------------------
GAAP net loss                                            ($3,375)
Non-GAAP adjustments:
    Reduction of reserve for legal claims                 (3,550)
                                                         -------
Total Non-GAAP adjustments                                (3,550)
Non-GAAP net loss                                        ($6,925)
                                                         =======

* In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), Stratex Networks, Inc. also discloses pro forma or non-GAAP results in order to assess and reflect operating performance. Management believes the pro forma measure helps indicate underlying trends and better enables period-to-period comparisons. Pro forma information excludes certain restructuring and special charges. Pro forma information should not be considered superior to or as a substitute for measures or data prepared in accordance with GAAP.

                                       ###